UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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FIRST ACCEPTANCE CORPORATION

(Name of Registrant as Specified In Its Charter)

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FIRST ACCEPTANCE CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 28, 2004

To our Stockholders:

     The 2004 annual meeting of stockholders of First Acceptance Corporation will be held Thursday, October 28, 2004, at 9:30 a.m., central time, at The Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas. At the meeting, stockholders will vote on the following matters:

1.	Election of nine directors to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

2.	Approval of the First Acceptance Corporation Employee Stock Purchase Plan;

3.	Ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending June 30, 2005; and

4.	Any other matters that may properly come before the meeting.

     Stockholders of record at the close of business on September 22, 2004 are entitled to notice of and to vote at the meeting.

     Your vote is important. Please COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD in the enclosed stamped envelope in order that as many shares as possible will be represented.

By Order of the Board of Directors,

Thomas M. Harrison, Jr.

Secretary

Nashville, Tennessee
October 7, 2004

FIRST ACCEPTANCE CORPORATION
3813 GREEN HILLS VILLAGE DRIVE
NASHVILLE, TENNESSEE 37215

PROXY STATEMENT

     The Board of Directors of First Acceptance Corporation is soliciting proxies to be used at the 2004 annual meeting of stockholders. This proxy statement and the enclosed proxy will be mailed to stockholders on or about October 7, 2004.

ABOUT THE MEETING

What Is the Purpose of the Annual Meeting?

     At our annual meeting, stockholders will vote on the matters outlined in the accompanying notice of meeting. In addition, our management will report on our performance during fiscal 2004 and respond to questions from stockholders.

Who Is Entitled to Vote?

     Only stockholders of record at the close of business on the record date, September 22, 2004, are entitled to receive notice of the annual meeting and vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon.

What Constitutes a Quorum?

     For purposes of voting on all matters, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. As of the record date, 46,681,438 shares of our common stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting. Broker nonvotes also will be included in the calculation of the number of shares considered to be present at the meeting.

How Do I Vote?

     If you complete and properly sign the accompanying proxy card and return the card to us, the card will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I Change My Vote After I Return My Proxy Card?

     Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to the Secretary;

•	by submitting another proxy that is later dated and properly signed; or

•	by voting in person at the meeting.

What Are the Board’s Recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth below, and a description of each item is included in this proxy statement. In summary, the Board recommends a vote:

•	for election of each of the nominated directors (see page 4);

•	for approval of the First Acceptance Corporation Employee Stock Purchase Plan (see page 15); and

•	for ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending June 30, 2005 (see page 17).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What Vote Is Required to Approve Each Proposal?

     Each of the director nominees must receive affirmative votes from a plurality of the votes cast to be elected. This means that the nine nominees receiving the greatest number of votes will be elected as directors. The approval of both the First Acceptance Corporation Employee Stock Purchase Plan and the ratification of the appointment of KPMG LLP as the Company’s independent auditors, as well as any other matter that properly comes before the meeting, in order to be approved, must receive affirmative votes from a majority of the shares represented in person or by proxy and entitled to vote on the matter. If you abstain from voting on the election of directors, your abstention will have no effect on the outcome, provided that a quorum has been established. If you abstain from voting on the approval of the First Acceptance Corporation Employee Stock Purchase Plan or the ratification of the appointment of KPMG LLP as the Company’s independent auditors, your abstention will have the same effect as a vote against the proposal.

Will My Shares Be Voted if I Do Not Sign and Return My Proxy Card?

     If you are a registered stockholder and do not sign and return your proxy card, your shares will not be voted at the annual meeting. If your shares are held in “street name” and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters, but may not vote your shares on nonroutine matters. Under the New York Stock Exchange rules, the proposals relating to the election of directors and the ratification of the appointment of KPMG LLP as the Company’s independent auditors are deemed to be routine matters with respect to which brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares. The approval of the First Acceptance Corporation Employee Stock Purchase Plan, however, is not a routine matter. Therefore, on this matter, if you do not issue instructions to your broker, your broker may not vote your shares at its discretion on your behalf.

What Is a “Broker Nonvote?”

     Under the New York Stock Exchange rules, brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine matters. If a proposal is not a routine matter, the broker or nominee may not vote the shares with respect to the proposal without receiving instructions from the beneficial owner of the shares. If a broker turns in a proxy card expressly stating that the broker is not voting on a nonroutine matter, such action is referred to as a “broker nonvote.” Since the election of directors and the ratification of KPMG LLP as the Company’s independent auditors are routine matters, a broker may turn in a proxy card voting shares at its discretion on both matters. Because approval of the First Acceptance Corporation Employee Stock Purchase Plan is not a routine matter, your broker or nominee may not vote your shares on this matter without receiving instructions from you.

What Is the Effect of a Broker Nonvote?

     Broker nonvotes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for determining the number of votes cast. A broker nonvoter will not affect the outcome of any proposal in the proxy statement, provided that a quorum has been established.

STOCK OWNERSHIP

     The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors, our executive officers named in the Summary Executive Compensation Table in this proxy statement and our directors and executive officers as a group. Except as indicated in the table, none of our stockholders beneficially owns more than 5% of our common stock. Except as otherwise indicated, all information is as of September 22, 2004.

			Acquirable
	Outstanding		Within 60	Percent of
Name	Shares (1)		Days (2)	Class (3)
Stephen J. Harrison	6,624,999		—	14.2%
Gene H. Bishop	352,590	(4)	—	*
Rhodes R. Bobbitt	171,061		—	*
Harvey B. Cash	—		—	—
Donald J. Edwards	536,666		3,725,678	8.5%
Gerald J. Ford	15,673,220	(5)	—	33.6%
Thomas M. Harrison, Jr.	6,624,999		—	14.2%
Lyndon L. Olson, Jr.	—		—	—
William A. Shipp, Jr.	—		—	—
All directors and executive officers as a group (14 persons)	29,983,535		3,725,678	66.9%

*	Represents less than 1% of our outstanding common stock.

(1)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.

(2)	Reflects the number of shares that could be purchased by exercise of options exercisable on September 22, 2004 or within 60 days thereafter under our stock option plans.

(3)	Pursuant to the rules of the Securities and Exchange Commission, or the SEC, shares of common stock that an individual owner has a right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of that owner, but are not deemed outstanding for the purpose of computing the ownership of any other individual owner. Likewise, the shares subject to options held by our directors and executive officers that are exercisable within 60 days are all deemed outstanding for the purpose of computing the percentage ownership of all executive officers and directors as a group.

(4)	Includes 322,000 shares held by Mr. Bishop directly; 13,685 shares held by Mr. Bishop as trustee of The JHB 1994 Trust, a trust created for the benefit of Mr. Bishop’s son; 8,372 shares held by John Hulen Bishop, Mr. Bishop’s son; and 8,533 shares held by Ms. Kathryne Martin Morris, Mr. Bishop’s step-daughter.

(5)	Includes 12,919,409 shares owned through Hunter’s Glen/Ford Ltd. (“Hunter’s Glen”); 1,793,446 shares owned through Turtle Creek Revocable Trust (“Turtle Creek Trust”); and 960,365 shares owned by Jeremy B. Ford, Mr. Ford’s son. Because Mr. Ford is one of two general partners of Hunter’s Glen and the sole stockholder of Ford Diamond Corporation, a Texas corporation and the other general partner of Hunter’s Glen, Mr. Ford is considered the beneficial owner of the shares that Hunter’s Glen owns. Since Mr. Ford is trustee of Turtle Creek Trust, Mr. Ford is considered the beneficial owner of the shares that Turtle Creek Trust owns.

Section 16(a) Beneficial Ownership Reporting Compliance

     The federal securities laws require our directors and executive officers and persons who own more than 10% of our common stock to timely file with us and the SEC initial reports of ownership and reports of changes in ownership. Based solely upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal 2004 with their reporting requirements.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

     We have adopted Corporate Governance Guidelines, which are set forth in Appendix A to this proxy statement. The Guidelines outline the composition, operations and responsibilities of the Board of Directors. The Guidelines require that at least a majority of the members of the Board must be independent, as defined by applicable law and the standards of The New York Stock Exchange. The Board has determined that each of Messrs. Bishop, Bobbitt, Cash, Olson and Shipp are “independent” within the meaning of the rules of The New York Stock Exchange as currently in effect. The Guidelines also require that all of the members of the committees of the Board must be independent. The non-management members of the Board of Directors meet regularly in executive sessions. The Chairman of the Board of Directors presides over executive sessions of the non-management directors.

Code of Business Conduct and Ethics

     The Board has adopted a Code of Business Conduct and Ethics that outlines the principles, policies and laws that govern the activities of the Company and establishes guidelines for professional conduct in the workplace. The Code of Business Conduct and Ethics includes provisions relating to ethical conduct, conflicts of interest, compliance with law and internal reporting of violations of the code. The Code of Business Conduct and Ethics applies to directors as well as executive officers and other employees. Every employee is required to read and certify annually that he or she has read, understands and will comply with the code. We intend to disclose amendments to or waivers from the Code of Business Conduct and Ethics for the benefit of our chief executive officer or senior financial officers, if any, on our web site at www.firstacceptancecorp.com.

PROPOSAL 1 – ELECTION OF DIRECTORS

     The Board of Directors is comprised of nine members. The Board of Directors has nominated and recommends to the stockholders Gene H. Bishop, Rhodes R. Bobbitt, Harvey B. Cash, Donald J. Edwards, Gerald J. Ford, Stephen J. Harrison, Thomas M. Harrison, Jr., Lyndon L. Olson, Jr. and William A. Shipp, Jr., each of whom is currently a director, for election to serve until the Company’s next annual meeting of stockholders and until such time as their respective successors are duly elected and qualified. Messrs. Bishop, Cash, Edwards and Ford were elected by the stockholders at the Company’s 2003 annual meeting of stockholders. Stephen J. Harrison and Thomas M. Harrison, Jr. were elected by the stockholders at a special meeting of stockholders on April 30, 2004. Messrs. Bobbitt, Olson and Shipp were recommended to the Nominating and Corporate Governance Committee by the senior management and directors of the Company and appointed to the Board of Directors in August 2004 to fill vacancies on the Board.

     If any of the nominees should become unable to accept election, the persons named in the proxy may vote for such other person or persons as may be designated by the Board of Directors. Management has no reason to believe that any of the nominees named above will be unable to serve.

     Certain information with respect to the nominees for election as directors is set forth below.

     Gene H. Bishop, 74, has served as a director of the Company since its formation in April 1996. Mr. Bishop served as a trustee of the Company’s predecessor, Liberté Investors, a Massachusetts business trust, from its formation in June 1969 until it was terminated in connection with the formation of the Company. From November 1991 until his retirement in October 1994, Mr. Bishop served as Chairman and Chief Executive Officer of Life Partners Group, Inc., a life insurance holding Company. From October 1990 to November 1991, Mr. Bishop was Vice-Chairman and Chief Financial Officer of Lomas Financial Corporation, a financial services Company. From March 1975 to July 1990, Mr. Bishop was Chairman and Chief Executive Officer of MCorp, a bank holding Company. Mr. Bishop is a director of Drew Industries, Inc., a manufacturing conglomerate.

     Rhodes R. Bobbitt, 59, has served as a director of the Company since August 2004. From February 1987 until his retirement in June 2004, Mr. Bobbitt served as managing director and Dallas regional office manager of the Private Client Service Group – Credit Suisse First Boston and its predecessor, Donaldson, Lufkin & Jenrette. Prior to joining Donaldson, Lufkin & Jenrette, Mr. Bobbitt was vice president of security sales in the Dallas office of Goldman Sachs & Co.

     Harvey B. Cash, 65, has served as a director of the Company since November 1996. Mr. Cash has been a general partner of InterWest Partners, a venture capital fund, since 1985. Mr. Cash is a director of Microtune, Inc., Silicon Laboratories, I2 Technologies, Inc., Airspan Networks Inc. and Ciena Corporation.

     Donald J. Edwards, 38, has served as a director of the Company since July 2002. Mr. Edwards served as our President and Chief Executive Officer from July 2002 through April 2004. Prior to July 2002, Mr. Edwards served as a Principal in GTCR Golder Rauner, or GTCR, a Chicago-based private equity firm, for over five years.

     Gerald J. Ford, 60, has been Chairman of the Board of Directors and a director of the Company since its formation in August 1996. Mr. Ford served as our Chief Executive Officer from our formation until July 2002. He serves as Chairman of the Board of Trustees of Southern Methodist University and as a trustee of Southwestern Medical Foundation. Mr. Ford was the Chairman of the Board, Chief Executive Officer and a director of Golden State Bancorp Inc., a holding Company whose primary asset was its indirect ownership of California Federal Bank from September 1998 through November 2002. Mr. Ford is a director of Americredit Corp., Freeport-McMoRan Copper & Gold and McMoRan Exploration Co.

     Stephen J. Harrison, 52, has served as President and Chief Executive Officer and a director of the Company since April 2004. In 1995, Mr. Harrison co-founded USAuto Insurance Company, Inc., predecessor of USAuto Holdings, Inc. (“USAuto Holdings”), which the Company acquired in April 2004, and has served as President and Chief Executive Officer of USAuto Holdings since its inception. Mr. Harrison has over 30 years experience in insurance and related industries, including automobile insurance and insurance agency operations. From 1974 to 1991, he served in various capacities with the Harrison Insurance Agency, a family-owned multi-line insurance agency. From 1991 to 1993, Mr. Harrison served as President of Direct Insurance Company, a non-standard automobile insurance Company. Mr. Harrison is the brother of Thomas M. Harrison, Jr., who is Executive Vice President, Secretary and a director of the Company.

     Thomas M. Harrison, Jr., 54, has served as Executive Vice President, Secretary and a director of the Company since April 2004. In 1995, Mr. Harrison co-founded USAuto Insurance Company, Inc., predecessor to USAuto Holdings, which the Company acquired in April 2004, and has served as Vice President and Secretary of USAuto Holdings since its inception. He has over 30 years experience in insurance and related industries, including automobile insurance and insurance agency operations. From 1976 to 1995, Mr. Harrison served in various capacities with the Harrison Insurance Agency, a family-owned multi-line insurance agency. Mr. Harrison is the brother of Stephen J. Harrison, who is President, Chief Executive Officer and a director of the Company.

     Lyndon L. Olson, Jr., 57, has served as a director of the Company since August 2004. Mr. Olson has served as a senior advisor to Citigroup, Inc., serving as a consultant to senior management, since 2001. Mr. Olson served as United States Ambassador to Sweden from 1998 until 2001. From 1990 to 1998, Mr. Olson served with Citigroup as president and chief executive officer of Travelers Insurance Holdings and the Associated Madison Companies. Prior to joining Citigroup, Mr. Olson served as president of the National Group Corporation and chief executive officer of its National Group Insurance Company.

     William A. Shipp, Jr., 52, has served as a director of the Company since August 2004. Mr. Shipp has been principal of W.A. Shipp, Jr. & Co., a financial advisory firm, since July 1995 and has served as treasurer of the Jack C. Massey Foundation since July 1999. From December 1983 to June 1995, Mr. Shipp served as vice president of Massey Investment Company. Prior to joining Massey Investment Company, Mr. Shipp worked for more than eight years in various audit and tax capacities for Ernst & Young. Mr. Shipp is a certified public accountant.

Required Vote; Recommendation of the Board

     The affirmative vote of a plurality of the votes cast by the stockholders entitled to vote at the meeting is required for the election of directors. Abstentions and broker nonvotes will be counted in determining whether there is a quorum, but will not be voted with respect to the proposal. Therefore, so long as a quorum has been established, abstentions and broker nonvotes will have no effect on whether this proposal is approved.

     The Board of Directors recommends that you vote FOR each of the nominees.

How Are Our Directors Compensated?

     During 2004, each non-employee director received a monthly retainer of $900 for his services as a director and $500 for each Board and committee meeting that he attended. In addition, each non-employee director was reimbursed for out-of-pocket expenses incurred in attending Board of Directors’ meetings and committee meetings.

     The Company currently pays each non-employee director an annual retainer of $10,800, payable in equal, quarterly installments in arrears. The Chairman of the Audit Committee of the Board of Directors receives an additional annual retainer of $5,000, payable in equal, quarterly installments in arrears. Non-employee directors also receive a fee of $500 for each Board of Directors meeting attended and $500 for each board committee meeting attended that is not held on the same day as a meeting of the Board of Directors. In addition, non-employee directors other than Messrs. Ford and Edwards receive an award pursuant to the Company’s 2002 Long Term Incentive Plan of 500 shares of restricted stock on the date of each annual meeting of the Company’s stockholders. The restricted stock is subject to forfeiture if the director ceases to serve as a director of the Company during the period of six months following the date of the award.

What Committees Has the Board Established?

     The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees.

     Audit Committee. The principal functions of the Audit Committee are (i) to oversee our accounting and financial reporting processes and audits of our financial statements; (ii) to engage or discharge our independent auditors; (iii) to review the nature and scope of the audit, including, but not limited to, a determination of the effectiveness of the audit effort through meetings held at least annually with independent auditors, and a determination through discussion with the auditors that no unreasonable restrictions were placed on the scope or implementation of their examinations; (iv) to oversee and review the independence, qualifications and performance of the auditors; (v) to pre-approve all auditing and non-auditing services to be provided by our independent auditors; (vi) to review our financial statements and disclosures in our periodic reports with management and our independent auditors; (vii) to review our policies with respect to risk assessment, risk management and the quality and adequacy of our internal controls and processes through discussions with and reports from our independent auditors and management; (viii) to establish procedures for handling any complaints relating to accounting, internal controls or auditing matters and to ensure that such complaints are treated confidentially and anonymously; (ix) to review material changes in accounting and reporting principles and practices and discuss with management and outside auditors the selection, application and disclosure of critical accounting policies and practices used in our financial statements; (x) to retain, at our expense, outside counsel, auditors or other experts, consultants or advisors as it deems necessary or appropriate in the performance of its duties; and (xi) to report to the full Board of Directors on the results of its reviews. The Audit Committee operates under a written charter adopted by the full Board of Directors. The Restated Charter of the Audit Committee is attached hereto as Appendix B. Members of the Audit Committee are Messrs. Shipp, Bishop and Bobbitt, all of whom are independent directors. Mr. Shipp is an audit committee financial expert, as defined in Item 401(h)(2) of Regulation S-K. During fiscal 2004, the Audit Committee met once.

     Compensation Committee. The functions of the Compensation Committee include reviewing and approving the Company’s compensation policies, the compensation arrangements for senior management and directors, the compensation and benefit plans in which officers and directors are eligible to participate and awards under (and otherwise administering) such plans. The Compensation Committee operates under a written charter adopted by the full Board of Directors. Members of the Compensation Committee are Messrs. Bishop, Olson and Cash, all of whom are independent directors. During fiscal 2004, the Compensation Committee met once.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying qualified individuals to serve as directors; reviewing the qualifications of incumbent directors and those candidates proposed by a director, executive officer or stockholder; making recommendations to the full Board of Directors regarding such candidates; recommending the candidates that will serve on the various committees of the Board; reviewing Board composition; and reviewing the management succession plan of the Company.

     When determining whether to nominate a current director to be reelected as a director, the Nominating and Corporate Governance Committee must review the performance of the director during the prior year using performance criteria established by the Nominating and Corporate Governance Committee which, at a minimum, shall include:

•	attendance at Board and Committee meetings;

•	preparedness for Board and Committee meetings;

•	quality of objectivity in exercising business judgment;

•	participation at Board and Committee meetings; and

•	candor toward other directors, management and professionals retained by the Company.

     The Nominating and Corporate Governance Committee has no specifically defined process for identifying and evaluating nominees, but it seeks to identify potential candidates for membership on the Board through conversations with members of the Board, senior management and other constituencies. The Nominating and Corporate Governance Committee may from time to time engage a third party to identify or evaluate or assist in identifying or evaluating potential nominees. During the past year, the Company did not pay a fee to any third party for such service. The Nominating and Corporate Governance Committee is also responsible for reviewing the qualifications and performance of incumbent directors to determine to recommend them to the Board of Directors as nominees for re-election.

     The Nominating and Corporate Governance Committee also considers nominees proposed by the Company’s stockholders in accordance with the provisions contained in the Company’s bylaws. Nominations made by stockholders must be made by written notice setting forth the information required by the Company’s bylaws received by the secretary of the Company at least 120 days in advance of the anniversary date of the proxy statement for the previous year’s annual meeting for an election of directors at an annual meeting, or within ten days of the date on which notice of a special meeting for the election of directors is first given to stockholders for an election of directors at a special meeting. Stockholders may propose nominees for consideration by the Nominating and

Corporate Governance Committee by submitting the names and supporting information to: Secretary, First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215.

     In addition, the Nominating and Corporate Governance Committee is responsible for reviewing and recommending corporate governance policies for the Company; reviewing potential director conflicts of interest; evaluating Board performance, including the effectiveness of current Board policies and practices; and reviewing any regulatory requirements relating to the continuing education of directors. The Nominating and Corporate Governance Committee operates under a written charter adopted by the full Board of Directors. The Charter of the Nominating and Corporate Governance Committee is attached hereto as Appendix C. Members of the Nominating and Corporate Governance Committee are Messrs. Bobbitt, Cash and Shipp, all of whom are independent directors. Prior to April 2004, the Board of Directors did not have a standing nominating committee, and the Board of Directors as a whole oversaw the nominating function. The Nominating and Corporate Governance Committee did not meet during the 2004 fiscal year.

How Often Did the Board Meet During Fiscal 2004?

     The Board of Directors met nine times during fiscal 2004. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees on which the director served. All of the directors attended the Company’s 2003 annual meeting of stockholders, except for Jeremy B. Ford, who attended by telephone, and Mr. Cash, who was absent.

How Do I Communicate with the Board?

     Stockholders can send communications to the Board of Directors and, if applicable, to specified individual directors c/o First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, Tennessee 37215. All stockholder communications will be forwarded directly to the Board of Directors or, if applicable, to specified individual directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In April 2004, the Company acquired USAuto Holdings. In connection with that transaction, the Company issued 6,624,999 shares of its common stock to each of Stephen J. Harrison, our President and Chief Executive Officer, and Thomas M. Harrison, Jr., our Executive Vice President and Secretary. Each is also eligible to receive an additional 375,000 shares if certain financial targets through December 31, 2004 are reached. In addition, on April 30, 2004, each received an option to purchase 100,000 shares of our common stock at an exercise price equal to the fair market value at the time of grants pursuant to our 2002 Long Term Incentive Plan (the “Plan”).

     In April 2004, the Company conducted a rights offering to its existing stockholders to generate a portion of the consideration required to complete the acquisition of USAuto Holdings. In connection with the rights offering, the Company entered into a backstop agreement with Hunter’s Glen/Ford, Ltd., an affiliate of Gerald J. Ford, our Chairman of the Board of Directors, whereby Hunter’s Glen/Ford agreed to exercise its pro rata share of the rights issued as part of the rights offering and also committed to backstop the rights offering, meaning it would purchase any shares that remained unsold in the offering at the same subscription price per share. After stockholder participation in the rights offering, rights to purchase 599,210 shares of the Company’s common stock remained unexercised. Hunter’s Glen/Ford purchased the 599,210 shares at $4.00 per share pursuant to the backstop agreement.

     Donald J. Edwards, the former President and Chief Executive Officer and a current director of the Company, was terminated on April 30, 2004. In connection with his termination from the Company, Mr. Edwards received severance totaling $2,803,546 and the immediate vesting of all options pursuant to the Plan. Also, as a result of the Company’s common stock rights offering in April 2004, in accordance with the terms of his employment agreement, Mr. Edwards was granted 1,152,000 anti-dilution options pursuant to the Plan. In addition, effective May 1, 2004, the Company entered into an advisory services agreement with an entity controlled by Donald J. Edwards as an advisor to the Company to render advisory services (which services will be personally rendered by Mr. Edwards) in connection with financings, mergers and acquisitions and other related matters involving the Company. In consideration for the advisory services to be provided, the Company will pay to the advisor a quarterly fee of $62,500 for a four-year period. The advisory agreement may be terminated by the Company if the advisor fails or refuses to perform its services pursuant to the agreement, does any act, or fails to do any act which results in an indictment for or conviction of a felony or other similarly serious offense or upon the written agreement of the advisor. The advisor may terminate the agreement upon written consent of the Company or if the Company is in material breach of its obligations thereunder.

     Jeremy B. Ford, a former director of the Company, is the son of Gerald J. Ford, the Chairman of the Board of Directors of the Company. Jeremy B. Ford was an employee of the Company until April 2004. For the fiscal year ended June 30, 2004, Jeremy B. Ford’s total compensation from the Company was $253,000.

     Brandon L. Jones, a former employee of the Company, is the son-in-law of Edward W. Rose, III, a former director of the Company. For the fiscal year ended June 30, 2004, Mr. Jones’ total compensation from the Company was $207,000. In addition, upon his termination, Mr. Jones was granted an option to purchase 122,000 shares of our common stock pursuant to the Plan and all of his outstanding stock options vested pursuant to the Plan.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is composed of three directors who are independent directors as defined under the applicable rules of The New York Stock Exchange. The Audit Committee operates under a written charter adopted by the full Board of Directors. The Restated Charter of the Audit Committee is attached hereto as Appendix B. The Audit Committee’s responsibilities include oversight of our independent auditors and internal audit function, as well as oversight of the Company’s financial reporting process on behalf of the full Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

     In this context, for fiscal 2004, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the full Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2004, which was filed with the SEC.

William A. Shipp, Jr.
Rhodes R. Bobbitt
Gene H. Bishop

     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

     Decisions regarding compensation of our executive officers are made by the Compensation Committee of our Board of Directors. Each member of the Compensation Committee is an independent director. It is the responsibility of the Compensation Committee to determine whether, in its judgment, the executive compensation policies are reasonable and appropriate, meet their stated objectives and effectively serve our best interests and the best interests of our stockholders. The Compensation Committee also is responsible for administering our stock incentive plans.

     The goals of the Company’s compensation programs are to compensate the Company’s executive officers and employees in a manner that advances the Company towards its overall business objectives, to foster teamwork and to enable the Company to attract, retain and reward employees who contribute to the Company’s long-term success.

     The Compensation Committee periodically reviews the Company’s compensation policies, and any changes to the current level of compensation of the executive officers are at the discretion of the Compensation Committee. Mr. Edwards’ and Mr. Harrison’s compensation during the last fiscal year was determined in accordance with the terms of their respective employment agreements with the Company.

Gene H. Bishop
Lyndon L. Olson, Jr.
Harvey B. Cash

Employment Agreements

     In connection with the acquisition of USAuto Holdings, the Company has entered into Employment Agreements with each of Stephen J. Harrison, the Company’s President and Chief Executive Officer, and Thomas M. Harrison, Jr., the Company’s Executive Vice President and Secretary. Each of the Employment Agreements provides that the executive will serve in his current position until his resignation, death or disability (as defined in the Employment Agreements) or until his termination by the Board of Directors, at any time with or without cause (as defined in the Employment Agreements). Under the Employment Agreements, Stephen J. Harrison and Thomas M. Harrison, Jr. receive an annual base salary of $500,000 and $300,000, respectively, and are entitled to an annual bonus of up to 100% and 50%, respectively, of his base salary based upon the executive’s attainment of performance based objectives and targets set forth in the Employment Agreements for the calendar year ending December 31, 2004 and, for each calendar year thereafter, as established by the Board of Directors.

     If the executive’s employment is terminated by the Company without cause or by the executive with good reason (as defined in the Employment Agreements), the executive is entitled to continue to receive (i) his then current base salary until the later of April 30, 2009 and the second anniversary of the date of termination of employment and (ii) a lump sum payment for each 12-month period that falls within the severance period equal to the bonus paid to the executive for the fiscal year immediately preceding the year in which the termination of employment occurs. In addition, the Company has agreed to pay the executives an additional amount, if any, for any excise taxes as a result of the foregoing payments. The executive also shall be entitled to continue to receive all employee benefits during the severance period. If the executive’s employment is terminated by the Company due to disability, the executive is entitled to continue to receive 60% of his then current base salary and continuation of all employee benefits until the later of April 30, 2009 and the second anniversary of the date of termination of employment.

Change in Control Agreement

     The Company has entered into a Severance Compensation Agreement with Charles D. Hamilton, our Senior Vice President, Chief Financial Officer and Treasurer. The agreement has an initial term of three years and thereafter renews for successive one-year terms, unless terminated by the Company at least six months prior to the beginning of any renewal term. If Mr. Hamilton leaves the employment of the Company for “good reason” (as defined in the agreement) during the term of the agreement, Mr. Hamilton is entitled to in equal, monthly installments over the 12 month period following termination (i) an amount equal to his then current annual base salary; (ii) payment of his monthly premiums for continued health and dental insurance coverage for the shorter of (A) 12 months from the date of termination, (B) until he no longer has coverage under COBRA or (C) he is eligible for substantially similar coverage under a subsequent employers health plan; (iii) customary outplacement services; and (iv) accelerated vesting of any stock options.

Summary Executive Compensation Table

     The following table provides information as to annual, long-term or other compensation during fiscal years 2004 and 2003 for the persons who, during 2004, served as the Company’s chief executive officer, whom we will refer to as the “named executive officers.” There were no other executive officers who earned in excess of $100,000 for services rendered to the Company during fiscal 2004.

					Long-Term
		Annual Compensation			Compensation
					Number of
				All Other	Stock Options
Name and Principal Position	Year	Salary	Bonus (1)	Compensation	Granted
Stephen J. Harrison	2004	$83,333	$—	$2,500	—
President and Chief Executive Officer (2)

Donald J. Edwards (3)	2004	$416,667	$6,667	$2,803,546	1,152,000
President and Chief Executive Officer	2003	$500,000	$216,667	$199,999	2,907,011

(1)	Reflects bonuses earned during the fiscal year.

(2)	Mr. Harrison became President and Chief Executive Officer on April 30, 2004. Other compensation includes matching amounts paid under the Company’s 401(k) Plan.

(3)	Mr. Edwards was terminated effective April 30, 2004. Other compensation includes severance cost consisting of a cash payment of $1,659,000, agreement for reimbursement of a future lease for office space of $1,086,142 and the transfer of property and equipment valued at $58,404.

Compensation Committee Interlocks and Insider Participation

     During fiscal 2004, the Compensation Committee of the Board of Directors was composed of Gerald J. Ford, Gene H. Bishop and Edward W. Rose, III. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among our executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.

Option Grants for Fiscal 2004

     The table below sets forth the following information with respect to options granted to the named executive officers during fiscal 2004 under the 2002 Long Term Incentive Plan:

•	the number of shares of common stock underlying options granted during 2004;

•	the percentage that such options represent of all options granted to employees during 2004;

•	the exercise price;

•	the expiration date; and

•	the potential realizable value of the options assuming both a 5% and 10% annual return on the underlying common stock from the date of grant of each option to the end of each option term.

					Potential Realizable Value
					at Assumed Annual Rates
					of Stock Price Appreciation
	Individual Grants				for Option Term
	Number of	Percent of
	Securities	Total Options	Exercise
	Underlying	Granted to	Price
	Options	Employees in	Per	Expiration
Name	Granted	Fiscal Year	Share	Date	5%	10%
Stephen J. Harrison (1)	100,000	6.7%	$6.64	4/29/14	$417,586	$1,058,245
Donald J. Edwards (2)	1,152,000	77.1%	$3.00	7/9/12	$2,173,460	$5,507,974

(1)	Mr. Harrison’s options vest 20% on April 30, 2005 and an additional one and two-thirds percent (1 2/3%) on the last day of each month subsequent to the first anniversary of the option grant, through and including April 29, 2014, provided he is employed by the Company from the date of grant to each date. Such options also shall vest fully upon a change of control of the Company or upon Mr. Harrison’s termination by the Company without cause, by Mr. Harrison with good reason or his permanent disability or death.

(2)	Mr. Edwards options were fully vested upon his termination from the Company on April 30, 2004.

(3)	Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts representing hypothetical gains are those that could be achieved if options are exercised at the end of the option term. The assumed 5% and 10% rates of stock appreciation are provided in accordance with the rules of the SEC based on a ten-year option term and do not represent the Company’s estimate or projection of the future values of stock options or of the Company’s common stock.

Fiscal Year-End Values

     The table below sets forth the following information with respect to the status of options held by named executive officers at June 30, 2004:

•	the total number of shares of common stock underlying exercisable and unexercisable stock options held at June 30, 2004; and

•	the aggregate dollar value of unexercised in-the-money options at June 30, 2004.

No executive officer exercised stock options during fiscal 2004.

	Number of Securities Underlying		Value of Unexercised In-The-Money
	Unexercised Options at		Options at
	June 30, 2004		June 30, 2004 (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen J. Harrison	—	100,000	$—	$36,000
Donald J. Edwards	3,725,678	—	$14,902,712	$—

(1)	The aggregate dollar value of the options held at year-end are calculated as the difference between the fair market value of the common stock as reported on The New York Stock Exchange on June 30, 2004 ($7.00) and the respective exercise prices of the stock options, multiplied by the number of shares subject to the options.

Equity Compensation Plan Information

     The following table summarizes information with respect to our equity compensation plans as of June 30, 2004.

Number of Securities
Remaining Available For
	Number of Securities To	Weighted Average	Future Issuance Under
	Be Issued Upon Exercise	Exercise Price of	Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(excluding securities reflected
Plan Category	Warrants and Rights	Warrants and Rights	in column (a))
	(a )	(b )	(c )

Equity compensation plans approved by security holders	4,317,678	$3.17	4,182,322

Equity compensation plans not approved by security holders	—	—	—

Total	4,317,678	$3.17	4,182,322

Comparison of Cumulative Total Returns

     The following graph compares the performance of our common stock with the performance of a market index and a peer group index. The market index is the New York Stock Exchange Market Value Index, and the peer group index is the Blank Check Company Index compiled by Research Data Group, Inc. The graph covers the period from June 30, 1999 through June 30, 2004. The graph assumes that $100 was invested on July 30, 1999 in our common stock, the New York Stock Exchange Market Value Index and the Blank Check Company Index, and that all dividends were reinvested.

	6/30/99	6/30/00	6/30/01	6/30/02	6/30/03	6/30/04
First Acceptance Corporation	100	93	89	122	113	157
NYSE Matket Value Index	100	112	111	107	92	90
Blank Check Company Index	100	95	138	184	201	197

PROPOSAL 2 – APPROVAL OF FIRST ACCEPTANCE CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

     The Company believes that broad-based ownership of equity interests in the Company by its employees provides a substantial motivation for superior performance by more closely aligning the economic interests of those employees with the overall performance of the Company. In order to encourage ownership of the Company’s common stock by its employees, the Board of Directors has approved and recommends that the stockholders approve the First Acceptance Corporation Employee Stock Purchase Plan, which we will refer to as the “plan.” The plan authorizes the issuance of up to 100,000 shares of common stock. If approved by stockholders, the plan will become effective as of January 1, 2005. A copy of the proposed text of the plan is included as Appendix D to this proxy statement. The major features of the plan are summarized below.

Summary of the Material Provisions of the Plan

     The following summary of the material provisions of the plan is qualified in its entirety by reference to the text of the plan, which is attached to this proxy statement as Appendix D.

     Participation; Awards under the Plan. Pursuant to the plan, each employee of the Company or a subsidiary of the Company (including executive officers of the Company) having at least six (6) months of continuous service prior to January 1 or July 1 of each year (each a “Commencement Date) is eligible to participate in the plan. Holders of 5% or more of the outstanding shares of common stock are not eligible to participate in the plan. The Company and its subsidiaries currently have approximately 325 employees who are eligible to participate in the plan.

     Eligible employees may elect to deduct from their compensation an after-tax amount of not less than $25.00 per bi-weekly payroll period (or $25.00 per semi-monthly payroll period) and not more than 15% of their base pay on the Commencement Date for each six-month option period starting on each such Commencement Date (each such six-month period is referred to in the plan as an “Option Period”). The dollar amount deducted is credited to the participant’s Contribution Account (as defined in the plan).

     On the Grant Date (the first trading date of each Option Period), each participant in the plan shall be deemed to receive an option to purchase shares of common stock in accordance with the terms of the plan. On the Exercise Date (the last trading day of each Option Period), the amount deducted from each participant’s salary over the course of the period will be used to purchase shares of common stock at a purchase price (the “Exercise Price”) equal to the lesser of (a) 100% of the Closing Market Price of the shares of common stock on the Exercise Date and (b) 100% of the Closing Market Price of the shares of common stock on the Grant Date. On an Exercise Date, all options shall be automatically exercised, except for options which are cancelled when a participant withdraws the balance of his or her Contribution Amount or which are otherwise terminated under the provisions of the plan (such as upon the termination of a participant’s employment for any reason except death, disability, or retirement at or after age 65).

     Participants’ rights under the plan are subject to the following limitations: (i) subject to certain adjustments, the maximum number of shares of common stock which may be purchased by a participant on an Exercise Date is 3,000 shares; (ii) no participant is allowed to purchase, during a calendar year, stock under the plan having a market value in excess of $25,000, as determined on the Grant Date; (iii) no option may be granted to a participant who would own 5% or more of the common stock of the Company immediately after the option is granted and (iv) no participant may assign, transfer or otherwise alienate any rights under the plan or any options granted to him or her thereunder, except by will or the laws of descent and distribution, and such options must be exercised during the participant’s lifetime only by him or her.

     Upon termination of a participant’s employment, the employee immediately shall cease being a participant under the plan, and the balance of the employee’s Contribution Account shall be paid to the participant as soon as practical after termination. An option granted to such a participant shall be null and void from the date of termination. Upon the death, retirement or disability of a participant, the participant or his or her legal representative may withdraw the balance in his or her Contribution Account or may use the accumulated balance to purchase stock under the plan. Any remaining money that is insufficient to purchase a whole share is returned to such participant or his or her legal representative. Nothing in the plan is to be construed so as to give an employee the right to be retained in the service of the Company.

     Administration. The plan is administered by a Plan Administrator, which Plan Administrator is currently the Compensation Committee of the Board of Directors. The Plan Administrator does not, however, have the discretion to deny the right to participate in the plan to any employee who meets the eligibility criteria.

     Adjustments. In the case of a stock split, stock dividend, reclassification, recapitalization, merger, reorganization or other change in the Company’s structure affecting the common stock, appropriate adjustments will be made by the Plan Administrator in the number of shares reserved for issuance under the plan and calculation of the Exercise Price.

     Amendment. The Board of Directors of the Company has the right to amend or terminate the plan at any time, but cannot make an amendment to increase the number of shares reserved under the plan (except pursuant to certain changes in the capital structure of the Company) without the approval of the Company’s stockholders. If the plan is terminated, all options outstanding at the time of termination shall become null and void, and the balance in each participant’s Contribution Account shall be paid to that participant.

Certain U.S. Federal Income Tax Consequences

     The following is a brief summary of the Federal income tax aspects of awards made under the plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     A holder will not recognize income for Federal income tax purposes either when options are granted or when shares are purchased, provided that the holder was an employee of the Company within the three months preceding the purchase date. Income may be recognized when a holder disposes of his or her stock. If shares of stock are disposed of before a statutory holding period is met, ordinary income is recognized in an amount equal to the difference between the price paid for the shares and the fair market value of the shares on the date such shares were purchased. If shares are disposed of after meeting the holding period requirement, then the employee will be required to recognize ordinary income in the calendar year of the disposition equal to the lesser of (i) the difference between the fair market value of the stock on the date of the grant of the purchase right and the exercise price of the purchase right or (ii) the difference between the amount realized on the disposition of the stock and the exercise price of the purchase right. In either case, the difference between the employee’s net proceeds from the disposition and the employee’s tax basis in such shares (including ordinary income recognized in the disposition) will be taxable as capital gain or loss.

     If an employee leaves contributions in the plan to purchase common stock after he or she retires, the tax consequences depend on whether the termination date is within three months of the Exercise Date. If the termination is not more than three months prior to the Exercise Date, the tax consequences are described above. However, if the termination date is more than three months prior to the Exercise Date, the holder is treated as exercising a non-qualified option, and the excess of the fair market value of the stock on that date over the price paid will be recognized as ordinary income by the former employee.

Required Vote; Recommendation of the Board

     Approval of this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter. A properly executed proxy marked “ABSTAIN” with respect to this proposal will have the same effect as a vote against the proposal. Broker nonvotes will not affect this proposal, provided that a quorum has been established. However, as discussed elsewhere in this proxy statement, both abstentions and broker nonvotes will factor into the determination of the existence of a quorum.

     The Board of Directors recommends that you vote FOR approval of the First Acceptance Corporation Employee Stock Purchase Plan.

PROPOSAL 3 – RATIFICATION OF INDEPENDENT AUDITORS

     The Audit Committee has selected KPMG LLP to serve as our independent auditors for the current fiscal year, and the stockholders are requested to ratify this appointment. KPMG LLP also served as our independent auditors for the fiscal year ended June 30, 2004. A representative of KPMG LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions. Stockholders should recognize that the ratification of the appointment of KPMG LLP does not preclude the Audit Committee from subsequently determining to change independent auditors if the Audit Committee determines such action to be in the best interests of the Company and its stockholders.

Fees Billed to Us by KPMG LLP During 2004 and 2003

     Audit Fees. The aggregate audit fees billed by KPMG LLP for the years ended June 30, 2004 and 2003 were $248,500 and $37,000, respectively. The fees include professional services and expenses for KPMG LLP’s annual audits and quarterly reviews of the Company’s financial statements and consents issued in connection with the Company’s periodic registration statements on Form S-8.

     Audit-Related Fees. The aggregate fees billed for audit-related services for the fiscal year ended June 30, 2004 was $114,615. These fees relate to the review of Forms S-1 and S-8 filed with the SEC and due diligence on acquisitions. No amounts were billed by KPMG during the fiscal year ended June 30, 2003 that would be categorized as audit-related fees.

     Tax Fees. The aggregate fees billed for tax services for the fiscal year ended June 30, 2004 was $1,695. These fees relate to the review of the Employee Stock Purchase Plan. No amounts were billed by KPMG during the fiscal year ended June 30, 2003 that would be categorized as tax fees.

     All Other Fees. No amounts were billed by KPMG LLP during the fiscal years ended June 30, 2004 and 2003 that would be categorized as All Other Fees.

     Audit Committee Pre-Approval Policies and Procedures.

     Our Audit Committee has adopted a policy, contained in its Restated Charter, which provides that our Audit Committee must pre-approve all audit and non-audit services provided to the Company by our independent auditors. This policy is administered by our senior management, which reports throughout the year to the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by KPMG LLP during fiscal 2004 and 2003.

Auditor Rotation Policies

     KPMG LLP maintains partner rotation policies in accordance with the rules promulgated by the SEC. Such rules have required rotation of the lead audit partner after seven years of assignment to the engagement. Beginning with fiscal year 2004, such rules will require the rotation of the lead audit partner after five years.

Required Vote; Recommendation of the Board

     Approval of this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter. A properly executed proxy marked “ABSTAIN” with respect to this proposal will have the same effect as a vote against the proposal. Broker nonvotes will not affect this proposal, provided that a quorum has been established. However, as discussed elsewhere in this proxy statement, both abstentions and broker nonvotes will factor into the determination of the existence of a quorum.

     The Board of Directors recommends that you vote FOR the ratification of the appointment of KPMG LLP as First Acceptance Corporation’s independent auditors.

OTHER MATTERS

     As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

     Stockholder Proposals for the 2005 Annual Meeting. Pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, stockholder proposals submitted in accordance with applicable rules and regulations for presentation at our next annual meeting and received at our executive offices no later than June 9, 2005 will be considered for inclusion in our proxy statement and form of proxy relating to the 2005 annual meeting.

     For other stockholder proposals to be timely (but not considered for inclusion in our proxy statement), a stockholder’s notice must be received at our executive offices no later than August 23, 2005, and should otherwise comply with the advance notice provisions of our bylaws. For proposals that are not timely filed, we retain discretion to vote the proxies that we receive. For proposals that are timely filed, we retain discretion to vote the proxies that we receive, provided (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a proxy statement.

     Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by us. We will bear the cost of soliciting proxies in the enclosed form. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by mail, personal conversations, telephone, telex, facsimile or electronic means. Upon request, we will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.

     Financial Statements Available. A copy of our 2004 Annual Report to Stockholders containing our Annual Report on Form 10-K for the year ended June 30, 2004 and other information accompanies this proxy statement.

     Householding Information. As permitted by the SEC’s proxy statement rules, we will deliver only one copy of our 2004 Annual Report to Stockholders or this proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of our annual reports or proxy statements may request delivery of a single copy.

     Requests in this regard should be addressed to:

Thomas M. Harrison, Jr.
Secretary
First Acceptance Corporation
3813 Green Hills Village Drive
Nashville, TN 37215
(615) 844-2811

Appendix A

FIRST ACCEPTANCE CORPORATION

CORPORATE GOVERNANCE GUIDELINES

     The Board of Directors (the “Board”) of First Acceptance Corporation (the “Company”) has adopted these corporate governance guidelines for the Company. These guidelines reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability as well as the requirements of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange listing standards. These guidelines are subject to modification from time to time by the Board.

BOARD OF DIRECTORS

     The Nominating and Corporate Governance Committee (the “Nominating Committee”), with input from the other directors, is responsible for reviewing with the Board the skills and characteristics required of the directors in view of sound business principles and best practices as well as by current legal and regulatory requirements. This assessment is addressed below in the “Criteria for Director Nomination” section. The Nominating Committee is responsible for overseeing the screening and recruitment process and for making recommendations for new director candidates and the invitation to join the Board should be extended by the Chair of the Nominating Committee. The Company has an orientation process for prospective and new directors that includes background material and meetings with the Company’s senior management to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its principal officers and its internal and independent auditors. The Board encourages formal Board continuing education.

     Size and Composition of Board. The Company’s Restated Certificate of Incorporation permits the Board to set the number of directors at not less than two (2) and not more than twelve (12) members. At least a majority of the members of the Board shall be “Independent Directors” as defined in these guidelines. Each Independent Director shall periodically evaluate the criteria set forth in these guidelines to determine if he or she continues to be “Independent.” Upon making a determination that he or she no longer qualifies as an Independent Director, the director shall as soon as practicable notify the Chair of the Nominating Committee of such fact. The Chair of the Nominating Committee shall thereafter notify the Board of such fact and the Board shall, as soon as practicable, take any and all steps necessary and permitted by law to cause the Company to maintain the number of Independent Directors serving on the Board at a level of at least a majority of the members.

     Criteria for Director Nomination. The Nominating Committee shall recommend to the Board persons to be nominated to serve as directors of the Company. When determining whether to nominate a current director to stand for reelection as a director, the Nominating Committee shall review the performance of such director during the prior year using performance criteria established by the Board. Such evaluation shall provide the basis for the Committee’s recommendation to the Board and stockholders. At a minimum, the performance criteria established by the Board shall include attendance at Board and Committee meetings; preparedness for Board and Committee meetings; objectivity in exercising business judgment; participation at Board and Committee meetings; and candor toward other directors, management and professionals retained by the Company. In recruiting and evaluating new director candidates, the Nominating Committee shall also consider persons who are not currently serving on the Board based on their character, judgment, diversity of experience, acumen and their ability to act on behalf of stockholders. The Nominating Committee will consider, consistent with applicable law, the Company’s Restated Certificate of Incorporation and bylaws, any candidates proposed by any senior executive officer, director or stockholder.

     Definition of Independent Director. An “Independent Director” is a director who:

     (1) is not, and has not been within the current or past three years: (A) an employee of the Company or any of its affiliates; (B) affiliated with or employed by a present or former internal or external auditor of the Company or any of its affiliates; (C) part of an interlocking directorship in which an executive officer of the Company serves on the compensation committee of another company that employs such director; (D) the recipient of more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension

First Acceptance Corporation Corporate Governance Guidelines

and other forms of deferred compensation; (E) an executive officer of an entity that makes payment to or, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other entity’s consolidated gross revenues;

     (2) is not an immediate family member of anyone who has been an officer of the Company or any of its affiliates within the current year or the past three years or has had a relationship described in clause (B), (C), (D) or (E) above within the current year or the past three years; and

     (3) has been determined by the Company’s Board not to have any other material relationship with or to the Company or its management (either directly or as a partner, stockholder or officer of an organization that has a material relationship with or to the Company or its management).

     Since the definition of an “Independent Director” focuses on independence from management of the Company, ownership of even a significant amount of stock by a Board member shall not, by itself, preclude a finding that the individual is an Independent Director.

     In assessing the materiality of any existing or proposed director’s relationship with the Company (other than a relationship described in clause (1) or (2) of the definition of an Independent Director, which will always be deemed material), the Board will consider all relevant facts and circumstances. Material relationships can include, but are not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The Board should evaluate materiality not only from the perspective of the director, but also from that of persons and organizations with which the director has a relationship. The Board may adopt categorical standards to assist it in making determinations of independence. The basis for the Board’s determination that a relationship is not material must be disclosed in the Company’s proxy statement. This disclosure may be stated in a general way for anyone satisfying any categorical standards adopted by the Board and described in the proxy statement, but the determination must be specifically explained if no such standards are adopted or if a director does not satisfy them.

     For the purposes of the definition of Independent Director,

     “Immediate Family Members” include a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

     “Affiliate” of the Company means a current or former subsidiary, sibling company, predecessor or parent company, except that another entity shall no longer be deemed an affiliate of the Company after three years following termination of its relationship with the Company. Thus, a director who is or has been within the past two years an executive officer of another entity that stopped being an affiliate of the Company more than three years ago will qualify as an Independent Director absent any other disqualifying relationship.

     Executive Sessions of Non-Management Directors. The non-management directors will meet at regularly scheduled executive sessions without management. The independent directors will meet at least once a year in executive sessions without management. The director who presides at these meetings shall be the Chairman of the Board of Directors if the Chairman is a non-management director, and if the Chairman of the Board of Directors is not a non-management director, will be chosen by the non-management directors, and his or her name will be disclosed in the annual proxy statement. The Independent Directors of the Company shall meet at least once a year in executive session. Interested parties may communicate their concerns to the non-management directors by writing the Chairman of the Board c/o First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, TN 37215.

     Director Compensation. The Board shall consider annually director compensation, which may consist of cash, the Company’s common stock or a combination of cash and the Company’s common stock, including grants allowed for directors under the Company’s equity compensation plans. In relation to this consideration, it is the policy of the Board that management and the Compensation Committee report annually to the Board on the comparability of the Board’s compensation policies in relation to other comparable public companies. Changes in Board compensation, if any, should be made with discussion and concurrence by the full Board. Consideration should be given to including equity compensation as a principal portion of director compensation. In addition,

First Acceptance Corporation Corporate Governance Guidelines

director compensation shall be the only compensation an Audit Committee member receives directly or indirectly from the Company.

     Board and Committee Meetings. The Board and its Committees meet a number of times during a fiscal year in accordance with a pre-approved schedule of meeting dates. In addition, the Chairman of the Board of Directors and of each Committee has the flexibility to call a special meeting in his or her discretion. The length of each meeting depends upon the agenda for the meeting, but in general, Committee meetings are scheduled to coincide with meetings of the Board. Any director is free to suggest the inclusion of items on the agenda with appropriate notice to the Chairman of the Board of Directors and to raise at any Board meeting subjects that are not on the agenda for that meeting.

     It is the policy of the Board that information and data that is important to the Board’s and Committees’ understanding of the business to be conducted be distributed to the Board and Committee members, as applicable, reasonably in advance of a meeting to the extent possible.

     Directors are expected to regularly attend Board meetings and meetings of Committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Directors are expected to review meeting materials provided to them prior to Board and Committee meetings and, when possible, communicate in advance of meetings any questions or concerns that they wish to discuss so that management will be prepared for Board meetings. The Nominating Committee considers such director performance when recommending director nominees for reelection.

     Board Committees. The Board currently has the following standing committees:

•	Audit Committee

•	Compensation Committee

•	Nominating and Corporate Governance Committee

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee shall be comprised solely of Independent Directors. In addition to these committees, the Board has the flexibility to form a new committee, either standing or ad hoc, or disband any of the current committees at any time depending upon the circumstances and subject to the requirements and regulations imposed on the Company by the New York Stock Exchange, the Securities and Exchange Commission or other regulatory entities or by applicable law. All Committees shall have a written charter of responsibilities, duties and authorities, which the Board shall periodically review. Each Committee shall report to the full Board with respect to its activities, findings and recommendations after each meeting and shall conduct an annual performance review.

     The Nominating Committee is responsible for the recommendation of directors to serve on the Board’s various committees, subject to Board approval. This Committee may consult with the Company’s Chairman of the Board of Directors and Chief Executive Officer and may consider numerous factors when nominating directors for service on a Committee including, among other items, the director’s qualifications under the above-listed criteria, the director’s experience and the tenure of the other current directors. Further, the Company does not have any formal rotation policy with regards to committee membership.

     Each Committee shall have full power and authority to retain at the Company’s expense the services of such advisers and experts, including counsel, as the Committee deems necessary or appropriate with respect to specific matters within its purview.

     Board Access to Senior Management. All directors shall have access to the Company’s senior management employed in policy-making capacities. The Board has the flexibility to nominate the Chair of the Audit Committee or another Independent Director as a liaison between directors and the executive officers. It is the policy of the Board to encourage the Chief Executive Officer, from time to time, to bring managers into Board meetings who can provide additional insight into items being discussed or into significant segments of the Company’s business as well as those managers with future senior management potential that senior management believes should be given exposure to the Board. It is the policy of the Board that each member has a responsibility to be informed about material aspects of the Company’s business, including the quality of its senior management.

     Board Performance Evaluation. The Nominating Committee, acting on behalf of the Board, shall conduct an evaluation of the Board’s performance every year. This evaluation should consider the Board’s contribution as a whole and specifically review areas in which the Board and/or senior management believes additional contributions could be made. The purpose of the evaluation is to increase the effectiveness of the Board.

     Board Interaction with Analysts, Institutional Investors and the Media. It is the policy of the Board that senior management speak on behalf of the Company to analysts, institutional investors and the media. At the request of senior management, directors may be called upon from time to time to meet or otherwise communicate with analysts, institutional investors or the media, but generally directors shall not do so without the specific approval of senior management, and all inquiries or requests of directors for comment should be referred to the Company’s senior management.

     Shareholder Communication with Directors. Shareholders may communicate with any of the Company’s directors by writing to them c/o First Acceptance Corporation, 3813 Green Hills Village Drive, Nashville, TN 37215, Attention: Shareholder Communication.

SENIOR EXECUTIVE OFFICERS

     Chairman of the Board and Chief Executive Officer. The Company’s bylaws provide flexibility in choosing a Chairman of the Board of Directors and a Chief Executive Officer. The bylaws provide that such positions may be held by different people. This flexibility leaves the Board free to make this choice any way that it determines is in the best interest of the Company. Annually, the Independent Directors shall evaluate the Chief Executive Officer. This evaluation is generally based on objective and subjective criteria, including performance of the Company’s business, accomplishment of long-term strategic objectives, the development of management and succession planning and other factors as may have been communicated to the Chief Executive Officer. Following this evaluation, the Chair of the Compensation Committee shall meet with the Chief Executive Officer to discuss the evaluation of the Chief Executive Officer’s performance.

     Senior Executive Officer Compensation. The Compensation Committee shall annually review and approve senior executive officers’ compensation and benefit programs, policies and practices.

     Senior Management Development and Succession Plans. It is the policy of the Board to discuss succession planning and management development in executive session on an ongoing basis. As such, the Board, at least annually, shall consider a Chief Executive Officer succession plan and receive periodic reports from appropriate executive officers on the development of other members of the Company’s senior management.

CONDUCT AND ETHICS STANDARDS FOR DIRECTORS

     Directors are subject to applicable provisions of the Company’s Code of Business Conduct and Ethics. Among other things, directors shall conduct themselves in a manner that avoids actual or apparent conflicts of interest and that protects the Company’s business reputation. Company loans to, or guarantees of obligations of, directors and their family members are prohibited.

     Directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. Accordingly, directors are prohibited from taking for themselves personally business opportunities that are discovered through the use of Company property, information or position.

     Directors, in the course of their Company duties, shall comply fully with all federal and state laws applicable to the Company’s businesses, and with applicable Company policies (including policies relating to use of confidential information and insider trading).

Appendix B

FIRST ACCEPTANCE CORPORATION

Restated Audit Committee Charter

Purpose:

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of First Acceptance Corporation (the “Company”) is responsible for oversight of the integrity of the Company’s financial statements, audit process, system of internal controls, program for compliance with applicable governmental laws and regulations, and the performance of the Company’s internal audit function and independent auditor. The Committee is the Board’s principal agent in assuring the qualifications and independence of the Company’s independent accountants, the integrity of management, and the adequacy of disclosures to stockholders.

Committee Membership:

The Committee shall be comprised of at least three directors, each of whom shall be independent from management as that term is defined by the listing standards of the New York Stock Exchange (the “Exchange”) and meet the applicable rules of the Securities and Exchange Commission (the “Commission”), as determined by the Board in its business judgment. If a Committee member simultaneously serves on the audit committee of more than three public companies, the Committee shall seek the Board’s determination as to whether this simultaneous service will impair the ability of the member to serve effectively on the Committee and will disclose the Board’s determination in the Company’s annual proxy statement. The members of the Committee and its chairperson shall be appointed by the Board.

Meetings:

The Committee shall meet at least four times per year. The chairperson may call additional meetings as circumstances arise. A majority of the total number of members shall constitute a quorum to conduct business with the full authority of the Committee. The Committee shall meet regularly with management, the internal auditor and the independent auditor in separate executive sessions.

Committee Authority and Responsibility:

The Committee acts with the authority of the Board to oversee the financial integrity of the Company and to investigate any activity of the Company that may affect such financial integrity. All employees are directed to cooperate as requested by the Committee.

The Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report, or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee and indirectly to management.

The Committee shall pre-approve all auditing services and permitted non-audit services (including an estimate of the fees or a range of fees) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act.

The Committee may delegate authority to one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such member(s) to grant pre-approvals or take other action shall be presented to the full Committee at its next scheduled meeting.

The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibility. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any advisors employed by the Committee, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall report its actions to the full Board on a regular basis and make such recommendations as the Committee may deem necessary or appropriate. The Committee shall review this Charter at least annually and recommend any changes to the full Board for approval. The Committee shall annually review the Committee’s own performance.

The Committee shall assure that a Committee Report is provided to stockholders in the Company’s proxy statement that complies with the reporting requirements of the Exchange and the Commission.

In carrying out its responsibility, the Committee shall, to the extent it deems necessary or appropriate, undertake the following activities:

1.	With respect to the independent auditor:

•	Review and evaluate the lead partner of the independent auditor team.

•	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

•	Obtain from the independent auditor annually a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented by such other standards as may be set by law, regulation or Exchange rules.

•	Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

•	Ensure that the independent auditor does not advise any of the Company’s designated Executive Officers on personal financial or tax matters, or if such advice is provided, that the Committee approves such service in advance.

•	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

•	Review with the independent auditor any audit problems or difficulties and management’s response.

2.	With respect to the Company’s internal audit department:

•	Review and concur in the appointment and replacement of the director of the internal audit department.

•	Review the significant reports to management prepared by the internal audit department and management’s responses.

•	Discuss with the independent auditor and management the internal audit department activities, budget and staffing and any recommended changes in the planned scope of the internal audit.

3.	With respect to financial reporting and disclosure matters:

•	Review with management and the independent auditor the annual audited financial statements, including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” to be included in the Company’s Annual Report to Stockholders or Annual Report on Form 10-K, to determine that the independent auditor is satisfied with the disclosure, content, and quality of the financial statements to be presented to stockholders.

•	Recommend to the Board that the audited financial statements should be included in the Company’s Form 10-K.

•	Prior to the filing of the Company’s Form 10-Q, review with management and the independent auditor the Company’s quarterly financial statements to be included in the report, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” This review function may be delegated to the chairperson or another Committee member.

•	Instruct management, the internal auditor, and the outside auditor that they are expected to provide to the Committee a timely analysis of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the quality and adequacy of the Company’s internal controls and any significant steps adopted in light of material control deficiencies.

•	Review and discuss with the independent auditor (a) all critical accounting policies and practices used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) any other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	Review and consider with the independent auditor the matters required to be discussed by Statement of Auditing Standards 61, relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Evaluate disclosures made to the Committee by the Company’s principal executive officer and principal financial officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein.

•	Evaluate disclosures made to the Committee of any fraud involving management or other employees who have a significant role in the Company’s internal controls.

4.	With respect to compliance oversight responsibilities:

•	Obtain from the independent auditor assurance that, if it detects or becomes aware of any illegal act, the Committee is adequately informed and obtain a report from the independent auditor if it has reached specified conclusions with respect to such illegal acts.

•	Obtain reports from management, internal audit department head, and the independent auditor that the Company is in conformity with applicable legal requirements and the Company’s compliance program. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s compliance program.

•	Receive reports from the principal executive and financial officers of the Company regarding each of the following:

•	their evaluation of the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal controls over financial reporting and procedures for financial reporting (“internal controls”).

•	all significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data.

•	whether they have identified for the independent auditor any material weaknesses in the internal controls.

•	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

•	whether there were significant changes in the internal controls or in other factors that could significantly affect the internal controls since the date they evaluated them, including corrective actions with regard to significant deficiencies and material weaknesses.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Review any legal matters that could have a significant impact on the Company’s financial statements or compliance policies.

•	Discuss with management and the independent auditor the findings of any examinations by financial regulatory agencies, such as the Commission, which raise material issues regarding the Company’s financial statements or accounting policies.

Appendix C

FIRST ACCEPTANCE CORPORATION

Restated Nominating and Corporate Governance
Committee Charter

Purpose:

The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of First Acceptance Corporation (the “Company”) is responsible for (1) identifying individuals qualified to become members of the Board, consistent with the criteria approved by the Committee, (2) considering nominations made by shareholders in accordance with the Company’s bylaws, (3) selecting, or recommending to the Board, the director nominees for the next shareholders’ meeting, (4) developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing the Company’s compliance with those principles, and (5) overseeing the evaluations of the Board, its committees and management.

Committee Membership:

The Committee shall be comprised of at least three directors, each of whom shall be independent from management as that term is defined by the listing standards of the New York Stock Exchange (the “Exchange”) and meet the applicable rules of the Securities and Exchange Commission, as determined by the Board in its business judgment. The members of the Committee and its chairperson shall be appointed by the Board.

Meetings:

The Committee shall meet at least [four] times per year. The chairperson may call additional meetings as circumstances arise. A majority of the total number of members shall constitute a quorum to conduct business with the full authority of the Committee.

Committee Authority and Responsibility:

The Committee acts with the authority of the Board to fulfill the responsibilities set out above. All employees are directed to cooperate as requested by the Committee.

In addition to the matters set forth herein, the Committee will perform such other functions as required by law, the listing requirements of the Exchange, the Company’s Restated Certificate of Incorporation or Bylaws, and Board resolutions.

The Committee is responsible to the Board for the following activities:

•	Establishing the criteria for selecting new members of the Board, which criteria shall include, among other factors that the Committee may deem appropriate, the person’s experience as a director, current and past employment, and knowledge of the Company’s business and industry.

•	Retaining and terminating search firms for the purpose of identifying director candidates.

•	Approving such search firm’s fees and the terms of their engagement.

•	Actively seeking persons qualified to be members of the Board and nominating them to the Board.

•	Interviewing prospective candidates, and selecting, or recommending to the Board, the director nominees for the next shareholder meeting and nominees for any vacancies arising between shareholder meetings (subject to any contractual or other rights granted by the Company to third parties to nominate directors).

•	Recommending to the Board whether to increase the number of directors, or, in the event of the death, disability, resignation, refusal to stand for re-election or removal of a director, whether to decrease the number of directors.

•	Adopting and subsequently reviewing at least annually the Corporate Governance Guidelines of the Company and recommending appropriate changes to the Board.

•	Overseeing the Company’s adherence to the Corporate Governance Guidelines.

•	Making recommendations to the Board in response to corporate governance issues that may arise.

•	Reviewing the composition of the Board and all committees at least annually to ensure that the Board and all committees comply with all applicable laws, regulations, and the Exchange listing requirements.

•	Recommending to the Board the directors to be appointed to each committee of the Board.

•	Reviewing the skills, characteristics, independence and qualifications of the members of the Board and all committees at least annually.

•	Reviewing the appropriateness of continued Board membership of a member who experiences a change in employment, board membership of another company, or other relevant matter.

•	Establishing procedures for the performance evaluation of the Board and all committees and, at least annually, receiving comments from all members of the Board and report to the Board with an assessment of the performance of the Board and all committees.

•	Overseeing the annual evaluation of the Company’s management.

Subcommittees:

The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more of the members of the Committee. The Committee may delegate such authority to a subcommittee as the Committee deems appropriate.

Reporting:

The Committee shall maintain written minutes of all meetings and consent actions, which shall be recorded or filed with the books and records of the Company and made available to the Board. The Committee will make regular reports to the Board with respect to its activities. Reports of significant matters presented at meetings of the Committee will be given by the chairperson of the Committee to the Board, as required by law, regulations, or applicable stock exchange listing requirements.

Assistance from Others:

The Committee may engage external advisors and compensation consultants, to the extent determined appropriate by the Committee, to facilitate the performance of the functions of the Committee. All external advisors engaged by the Committee shall report directly to the members of the Committee. Specifically, the Committee shall have the sole authority to retain and terminate any consultant to be used to assist in the search and evaluation of potential directors and members of Board committees and shall have the sole authority to approve the consultant’s fees and other retention terms. The Committee has the same authority to retain other experts to advise or assist it, including independent counsel or others. The Committee may also request reports from the Chief Executive Officer, the Chief Financial Officer, the Vice President of Human Resources or any other officer of the Company.

Performance Evaluation:

Each year, the Committee shall review and assess the adequacy and appropriateness of this charter and the Committee’s own performance. The results of such evaluation and any proposed changes shall be presented to the full Board.

Appendix D

FIRST ACCEPTANCE CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

Article I
INTRODUCTION

     1.1 Establishment of Plan. First Acceptance Corporation, a Delaware corporation (the “Company”) with its principal offices located in Nashville, Tennessee, adopts the following employee stock purchase plan for its eligible employees. This Plan shall be known as the First Acceptance Corporation Employee Stock Purchase Plan.

     1.2 Purpose. The purpose of this Plan is to provide an opportunity for eligible employees of the Employer to become shareholders in the Company. It is believed that broad-based employee participation in the ownership of the business will help to achieve the unity of purpose conducive to the continued growth of the Employer and to the mutual benefit of its employees and shareholders.

     1.3 Qualification. This Plan is intended to be an employee stock purchase plan which qualifies for favorable Federal income tax treatment under Section 423 of the Code and is intended to comply with the provisions thereof, including the requirement of Section 423(b)(5) of the Code that all Employees granted options to purchase Stock under the Plan have the same rights and privileges with respect to such options.

     1.4 Rule 16b-3 Compliance. This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, and should be interpreted in accordance therewith.

Article II
DEFINITIONS

     As used herein, the following words and phrases shall have the meanings specified below:

     2.1 Board of Directors. The Board of Directors of the Company.

     2.2 Closing Market Price. The closing price of the Stock as reported in the consolidated trading of the New York Stock Exchange or such market or exchange on which the Stock is then traded on the date specified; provided that if there should be any material alteration in the present system of reporting sales prices of such Stock, or if such Stock should no longer be listed on the New York Stock Exchange or any other market or exchange, the market value of the Stock as of a particular date shall be determined in such a method as shall be specified by the Plan Administrator.

     2.3 Code. The Internal Revenue Code of 1986, as amended from time to time.

     2.4 Commencement Date. The first day of each Option Period. The first Commencement Date shall be January 1, 2005.

     2.5 Contribution Account. The account established on behalf of a Participant to which shall be credited the amount of the Participant’s contribution, pursuant to Article V.

     2.6 Effective Date. January 1, 2005.

     2.7 Employee. Any person employed by the Employer for a period of six (6) months.

     2.8 Employer. The Company and any corporation (i) which is a Subsidiary of the Company, (ii) which is authorized by the Board of Directors to adopt this Plan with respect to its Employees, and (iii) which adopts this Plan. The term “Employer” shall include any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided that the surviving or transferee corporation would qualify as a subsidiary under Section 2.18 hereof and that such corporation does not affirmatively disavow this Plan.

     2.9 Exercise Date. The last trading date of each Option Period on the New York Stock Exchange or such market or exchange on which the Stock is then traded.

     2.10 Exercise Price. The price per share of the Stock to be charged to Participants at the Exercise Date, as determined in Section 6.3.

     2.11 Five-Percent Shareholder. An Employee who owns five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary thereof. In determining this five percent test, shares of stock which the Employee may purchase under outstanding options, as well as stock attributed to the Employee under Section 424(d) of the Code, shall be treated as stock owned by the Employee in the numerator, but shares of stock which may be issued under options shall not be counted in the total of outstanding shares in the denominator.

     2.12 Grant Date. The first trading date of each Option Period on the New York Stock Exchange or such market or exchange on which the Stock is then traded.

     2.13 Option Period. Successive periods of six (6) months commencing on January 1 and ending on June 30 and commencing on July 1 and ending on December 31.

     2.14 Participant. Any Employee of an Employer who has met the conditions for eligibility as provided in Article IV and who has elected to participate in the Plan.

     2.15 Plan. First Acceptance Corporation Employee Stock Purchase Plan.

     2.16 Plan Administrator. The committee composed of one or more individuals to whom authority is delegated by the Board of Directors to administer the Plan. The initial committee shall be the Compensation Committee of the Board of Directors.

     2.17 Stock. Those shares of common stock of the Company which are reserved pursuant to Section 6.1 for issuance upon the exercise of options granted under this Plan.

     2.18 Subsidiary. Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

Article III
SHAREHOLDER APPROVAL

     3.1 Shareholder Approval Required. This Plan must be approved by the shareholders of the Company within the period beginning twelve (12) months before and ending twelve (12) months after its adoption by the Board of Directors.

     3.2 Shareholder Approval for Certain Amendments. Without the approval of the shareholders of the Company, no amendment to this Plan shall increase the number of shares reserved under the Plan, other than as provided in Section 10.3. Approval by shareholders must occur within one (1) year of such amendment or such amendment shall be void ab initio, comply with applicable provisions of the corporate charter and bylaws of the Company, and comply with Delaware law prescribing the method and degree of shareholder approval required for issuance of corporate stock or options.

Article IV
ELIGIBILITY AND PARTICIPATION

     4.1 Conditions. Each Employee shall become eligible to become a Participant on the Commencement Date next following the date on which he is employed by the Employer for a period of six (6) months. No Employee who is a Five-Percent Shareholder shall be eligible to participate in the Plan. Notwithstanding anything to the contrary contained herein, no individual who is not an Employee shall be granted an option to purchase Stock under the Plan.

     4.2 Application for Participation. Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and an enrollment form. If such Employee elects to participate hereunder, he shall complete such form and file it with his Employer no later than thirty (30) days prior to the next Commencement Date. The completed enrollment form shall indicate the amount of Employee contributions authorized by the Employee. If no new enrollment form is filed by a Participant in advance of any Option Period after the initial Option Period, that Participant shall be deemed to have elected to continue to participate with the same contribution previously elected (subject to the limit of 15% of base pay). If any Employee does not elect to participate in any given Option Period, he may elect to participate on any future Commencement Date so long as he continues to meet the eligibility requirements.

     4.3 Date of Participation. All Employees who elect to participate shall be enrolled in the Plan commencing with the first pay date after the Commencement Date following their submission of the enrollment form. Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.

     4.4 Acquisition or Creation of Subsidiary. If the stock of a corporation is acquired by the Company or another Employer so that the acquired corporation becomes a Subsidiary, or if a Subsidiary is created, the Subsidiary in either case shall automatically become an Employer and its Employees shall become eligible to participate in the Plan on the first Commencement Date after the acquisition or creation of the Subsidiary, as the case may be. Notwithstanding the foregoing, the Board of Directors may by appropriate resolutions (i) provide that the acquired or newly created Subsidiary shall not be a participating Employer, (ii) specify that the acquired or newly created Subsidiary will become a participating Employer on a Commencement Date other than the first Commencement Date after the acquisition or creation, or (iii) attach any condition whatsoever to eligibility of the employees of the acquired or newly created Subsidiary, except to the extent such condition would not comply with Section 423 of the Code.

Article V
CONTRIBUTION ACCOUNT

     5.1 Employee Contributions. The enrollment form signed by each Participant shall authorize the Employer to deduct from the Participant’s compensation an after-tax amount during each payroll period not less than twenty-five dollars ($25.00) nor more than an amount which is fifteen percent (15%) of the Participant’s base pay on the Commencement Date. A Participant’s base pay shall be determined before subtracting any elective deferrals to a qualified plan under Section 401(k) of the Code, salary reduction contributions to a cafeteria plan under Section 125 of the Code or elective deferrals to a nonqualified deferred compensation plan. The dollar amount deducted each payday shall be credited to the Participant’s Contribution Account. Participant contributions will not be permitted to commence at any time during the Option Period other than on the Commencement Date. No interest will accrue on any contributions or on the balance in a Participant’s Contribution Account.

     5.2 Modification of Contribution Rate. No change shall be permitted in a Participant’s amount of withholding except upon a Commencement Date, and then only if the Participant files a new enrollment form with the Employer at least thirty (30) days in advance of the Commencement Date designating the desired withholding rate. Notwithstanding the foregoing, a Participant may notify the Employer at any time (except during the periods from June 21 through June 30 and December 22 through December 31) that he wishes to discontinue his contributions. This notice shall be in writing and on such forms as provided by the Employer and shall become effective as of a date provided on the form not more than thirty (30) days following its receipt by the Employer. The Participant shall become eligible to recommence contributions on the next Commencement Date.

     5.3 Withdrawal of Contributions. A Participant may elect to withdraw the balance of his Contribution Account at any time during the Option Period prior to the Exercise Date (except during the periods from June 21 through June 30 and December 22 through December 31). The option granted to a Participant shall be canceled upon his withdrawal of the balance in his Contribution Account. This election to withdraw must be in writing on such forms as may be provided by the Employer. If contributions are withdrawn in this manner, further contributions during that Option Period will be discontinued in the same manner as provided in Section 5.2, and the Participant shall become eligible to recommence contributions on the next Commencement Date.

     5.4 Limitations on Contributions. During each Option Period, the total contributions by a Participant to his Contribution Account shall not exceed fifteen percent (15%) of the Participant’s base pay for the Option Period. If a Participant’s total contributions should exceed this limit, the excess shall be returned to the Participant after the end of the Option Period, without interest.

Article VI
ISSUANCE AND EXERCISE OF OPTIONS

     6.1 Reserved Shares of Stock. The Company shall reserve one hundred thousand (100,000) shares of Stock for issuance upon exercise of the options granted under this Plan.

     6.2 Issuance of Options. On the Grant Date each Participant shall be deemed to receive an option to purchase Stock with the number of shares and Exercise Price determined as provided in this Article VI, subject to the maximum limits specified in Section 6.6(a). All such options shall be automatically exercised on the following Exercise Date, except for options which are canceled when a Participant withdraws the balance of his Contribution Account or which are otherwise terminated under the provisions of this Plan.

     6.3 Determination of Exercise Price. The Exercise Price of the options granted under this Plan for any Option Period shall be the lesser of:

     (i) one hundred percent (100%) of the Closing Market Price of the Stock on the Exercise Date; or

     (ii) one hundred percent (100%) of the Closing Market Price of the Stock on the Grant Date.

     6.4 Purchase of Stock. On an Exercise Date, all options shall be automatically exercised, except that the options of a Participant who has terminated employment pursuant to Section 7.1 or who has withdrawn all his contributions shall expire. The Contribution Account of each Participant shall be used to purchase the maximum number of whole shares of Stock determined by dividing the Exercise Price into the balance of the Participant’s Contribution Account. Any money remaining in a Participant’s Contribution Account representing a fractional share shall remain in his Contribution Account to be used in the next Option Period along with new contributions in the next Option Period; provided, however, that if the Participant does not enroll for the next Option Period, the balance remaining shall be returned to him in cash.

     6.5 Terms of Options. Options granted under this Plan shall be subject to such amendment or modification as the Employer shall deem necessary to comply with any applicable law or regulation, including but not limited to Section 423 of the Code, and shall contain such other provisions as the Employer shall from time to time approve and deem necessary; provided, however, that any such provisions shall comply with Section 423 of the Code.

     6.6 Limitations on Options. The options granted hereunder are subject to the following limitations:

     (a) The maximum number of shares of Stock which may be purchased by any Participant on an Exercise Date shall be three thousand (3,000) shares. This maximum number of shares shall be adjusted upon the occurrence of an event described in Section 10.3.

     (b) No Participant shall be permitted to accrue the right to purchase during any calendar year Stock under this Plan (or any other Plan of the Employer or a Subsidiary which is qualified under Section 423 of the Code) having a market value of greater than twenty-five thousand dollars ($25,000.00) (as determined on the Grant Date for the Option Period during which each such share of Stock is purchased) as provided in Section 423(b)(8) of the Code.

     (c) No option may be granted to a Participant if the Participant immediately after the option is granted would be a Five-Percent Shareholder.

     (d) No Participant may assign, transfer or otherwise alienate any options granted to him under this Plan, otherwise than by will or the laws of descent and distribution, and such options must be exercised during the Participant’s lifetime only by him.

     6.7 Pro-Rata Reduction of Optioned Stock. If the total number of shares of Stock to be purchased under option by all Participants on an Exercise Date exceeds the number of shares of Stock remaining authorized for issuance under Section 6.1, a pro-rata allocation of the shares of Stock available for issuance will be made among Participants in proportion to their respective Contribution Account balances on the Exercise Date, and any money remaining in the Contribution Accounts shall be returned to the Participants.

     6.8 State Securities Laws. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue shares of Stock to any Participant if to do so would violate any State securities law applicable to the sale of Stock to such Participant. In the event that the Company refrains from issuing shares of Stock to any Participant in reliance on this Section, the Company shall return to such Participant the amount in such Participant’s Contribution Account that would otherwise have been applied to the purchase of Stock.

Article VII
TERMINATION OF PARTICIPATION

     7.1 Termination of Employment. Any Employee whose employment with the Employer is terminated during the Option Period prior to the Exercise Date for any reason except death, disability or retirement at or after age 65 shall cease being a Participant immediately. The balance of that Participant’s Contribution Account shall be paid to such Participant as soon as practical after his termination. The option granted to such Participant shall be null and void.

     7.2 Death. If a Participant should die while employed by the Employer, no further contributions on behalf of the deceased Participant shall be made. The legal representative of the deceased Participant may elect to withdraw the balance in said Participant’s Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant died (except during the periods from June 21 through June 30 and December 22 through December 31). In the event no election to withdraw is made on or before the June 20 or December 21 preceding the Exercise Date, the balance accumulated in the deceased Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the legal representative.

     7.3 Retirement. If a Participant should retire from the employment of the Employer at or after attaining age 65, no further contributions on behalf of the retired Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant retired (except during the periods from June 21 through June 30 and December 22 through December 31). In the event no election to withdraw is made on or before the June 20 or December 21 preceding the Exercise Date, the balance accumulated in the retired Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the retired Participant.

     7.4 Disability. If a Participant should terminate employment with the Employer on account of disability, as determined by reference to the definition of “disability” in the Employer’s long-term disability plan, no further contributions on behalf of the disabled Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option

Period during which the Participant became disabled (except during the periods from June 21 through June 30 and December 22 through December 31). In the event no election to withdraw is made on or before the June 20 or December 21 preceding the Exercise Date, the balance accumulated in the disabled Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the disabled Participant.

Article VIII
OWNERSHIP OF STOCK

     8.1 Stock Certificates. As soon as practical after the Exercise Date, the Plan Administrator will, in its sole discretion, either credit a share account maintained for the benefit of each Participant or issue certificates to each Participant for the number of shares of Stock purchased under the Plan by such Participant during an Option Period. Such determination by the Plan Administrator shall apply equally to all shares of Stock purchased during the Option Period. Certificates may be issued, at the request of a Participant, in the name of the Participant, jointly in the name of the Participant and a member of the Participant’s family, to the Participant as custodian for the Participant’s child under the Gift to Minors Act, or to the legal representative of a deceased Participant.

     8.2 Premature Sale of Stock. If a Participant (or former Participant) sells or otherwise disposes of any shares of Stock obtained under this Plan:

     (i) prior to two (2) years after the Grant Date of the option under which such shares were obtained, or

     (ii) prior to one (1) year after the Exercise Date on which such shares were obtained,

that Participant (or former Participant) must notify the Employer immediately in writing concerning such disposition.

     8.3 Restrictions on Sale. The Plan Administrator may, in its sole discretion, place restrictions on the sale or transfer of shares of Stock purchased under the Plan during any Option Period by notice to all Participants of the nature of such restrictions given in advance of the Commencement Date of such Option Period. The restrictions may prevent the sale, transfer or other disposition of any shares of Stock purchased during the Option Period for a period of up to two years from the Grant Date, subject to such exceptions as the Plan Administrator may determine (e.g., termination of employment with the Employer). If certificates are issued pursuant to Section 8.1 for shares that are restricted, the certificates shall contain an appropriate legend disclosing the nature and duration of the restriction. Any such restrictions and exceptions determined by the Plan Administrator shall be applicable equally to all shares of Stock purchased during the Option Period for which the restrictions are first applicable. In addition, such restrictions and exceptions shall remain applicable during subsequent Option Periods unless otherwise determined by the Plan Administrator. If the Plan Administrator should change or eliminate the restrictions for a subsequent Option Period, notice of such action shall be given to all Participants.

     8.4 Transfer of Ownership. A Participant who purchases shares of Stock under this Plan shall be transferred at such time substantially all of the rights of ownership of such shares of Stock in accordance with the Treasury regulations promulgated under Section 423 of the Code as in effect on the Effective Date. Such rights of ownership shall include the right to vote, the right to receive declared dividends, the right to share in the assets of the Employer in the event of liquidation, the right to inspect the Employer’s books and the right to pledge or sell such Stock subject to the restrictions in the Plan.

Article IX
ADMINISTRATION AND AMENDMENT

     9.1 Administration. The Plan Administrator shall (i) administer the Plan, (ii) keep records of the Contribution Account balance of each Participant, (iii) keep records of the share account balance of each Participant, (iv) interpret the Plan, (v) determine all questions arising as to eligibility to participate, amount of contributions permitted, determination of the Exercise Price, and all other matters of administration, and (vi) determine whether to place restrictions on the sale and transfer of Stock and the nature of such restrictions, as provided in Section 8.3.

The Plan Administrator shall have such duties, powers and discretionary authority as may be necessary to discharge the foregoing duties, and may delegate any or all of the foregoing duties to any individual or individuals (including officers or other Employees who are Participants). The Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan document shall be promulgated and adopted by the Plan Administrator.

     9.2 Amendment. The Board of Directors of the Employer may at any time amend the Plan in any respect, including termination of the Plan, without notice to Participants. If the Plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each Participant’s Contribution Account shall be paid to that Participant. Notwithstanding the foregoing, no amendment of the Plan as described in Section 3.2 shall become effective until and unless such amendment is approved by the shareholders of the Company.

Article X
MISCELLANEOUS

     10.1 Expenses. The expenses of administering the Plan shall be paid by the Participants except as determined by the Plan Administrator in its sole discretion.

     10.2 No Contract of Employment. Nothing in this Plan shall be construed to constitute a contract of employment between an Employer and any Employee or to be an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

     10.3 Adjustment Upon Changes in Stock. The aggregate number of shares of Stock reserved for purchase under the Plan as provided in Section 6.1, and the calculation of the Exercise Price as provided in Section 6.3, shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any adjustment under this Section 10.3 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares available under the Plan and the number of shares covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward.

     10.4 Employer’s Rights. The rights and powers of any Employer shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of any Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     10.5 Limit on Liability. No liability whatever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of the Company or any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of any and all rights and claims against the Company, an Employer, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Section 10.5, of any right which is not susceptible to advance waiver under applicable law.

     10.6 Gender and Number. For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

     10.7 Governing Law. The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Delaware, except that the Plan shall be construed to the maximum extent possible to comply with Section 423 of the Code and the Treasury regulations promulgated thereunder.

     10.8 Headings. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

     10.9 Severability. If any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall be deemed inapplicable and omitted, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law.

FIRST ACCEPTANCE CORPORATION

THIS IS YOUR PROXY

Dear Stockholder

Your Proxy is being solicited by the Board of Directors of First Acceptance Corporation for the Annual Meeting of Stockholders to be held on October 28, 2004, at 9:30 a.m. local time, at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201.

Enclosed with this Proxy is a Proxy Statement containing important information about the matters that you are being asked to approve.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly returning your completed Proxy card prior to the Annual Meeting.

Please mark the boxes on the Proxy card below to indicate how your shares are to be voted, then sign the card, detach it and return your Proxy card in the enclosed envelope.

Thank you in advance for your prompt consideration of these matters.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

FIRST ACCEPTANCE CORPORATION

P R O X Y

BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
AT 9:30 AM, THURSDAY, OCTOBER 28, 2004
CRESCENT CLUB, 200 CRESCENT COURT, 17th FLOOR DALLAS TX 75201

     The undersigned hereby constitutes and appoints each of Stephen J. Harrison and Thomas M. Harrison, Jr. his or her true and lawful agents and proxies with full power of substitution in each to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of First Acceptance Corporation held of record by the undersigned on the record date, at the Annual Meeting of Stockholders of First Acceptance Corporation, to be held at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, TX 75201, on October 28, 2004, at 9:30 a.m. local time, and at any adjournment or postponement thereof, on all matters coming before said meeting.

     ELECTION OF DIRECTORS: To elect each of Gene H. Bishop, Rhodes R. Bobbitt, Harvey B. Cash, Donald J. Edwards, Gerald J. Ford, Stephen J. Harrision, Thomas M. Harrison, Jr., Lyndon L. Olson, Jr. and William A. Shipp, Jr. to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier death, resignation or removal from office.

The Board of Directors recommends a vote FOR the election of all nominees for director, FOR Proposal 2 and FOR Proposal 3.

FIRST ACCEPTANCE CORPORATION
P.O. BOX 11018
NEW YORK, N.Y. 10203-0018

(SEE REVERSE SIDE)

FIRST ACCEPTANCE CORPORATION

Proxy Solicited on Behalf of the Board of Directors of
the Company for the Annual Meeting, October 28, 2004

You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations which are FOR the election of the named nominees as directors, FOR Proposal 2 and FOR Proposal 3. The Proxies cannot vote your shares unless you sign and return this card. This Proxy may be revoked in writing at any time prior to the voting thereof.

* DETACH PROXY CARD HERE *

Please Sign, Date and Return	☒
the Proxy Promptly Using the	Votes MUST be indicated
Enclosed Envelope.	(x) in Black or Blue Ink.

1. Election of Directors (Proposal No. 1)

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	2.	Approval of the First Acceptance Corporation Employee Stock Purchase Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Nominees:	Gene H. Bishop, Rhodes R. Bobbitt, Harvey B. Cash, Donald J. Edwards, Gerald J. Ford, Stephen J. Harrison, Thomas M. Harrison, Jr., Lyndon L. Olson, Jr. and William A. Shipp, Jr.					3.	To ratify the election of KPMG LLP as independent auditors for the Company for the fiscal year ending June 30, 2005.	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write the nominee’s name in the space provided below).
*Exceptions ____________________________________________________________
						This Proxy, when properly executed, will be voted in the manner directed herein and will authorize the Proxies to take action in their discretion upon other matters that may properly come before the meeting. If no discretion is made, the Proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are authorized to vote upon matters incident to the conduct of the meeting, such as approval of one or more adjournments of the meeting for the purposes of obtaining additional stockholder votes.

						To change your address, please mark the this box. ☐

						To include any comments, please mark this box. ☐

						Joint owners must each sign. Please sign your name(s) EXACTLY as your name(s) appear(s) on this form. When signing as attorney, trustee, executor, administrator, guardian or corporate officer please give your FULL title (PLEASE SIGN, DATE, AND MAIL TODAY).

____________________________________________	________________________________________________
Date Share Owner sign here	Co-Owner sign here